Exhibit 5.2

Gibson, Dunn & Crutcher LLP 811 Main Street Houston, TX 77002-6117 Tel 346.718.6600 www.gibsondunn.com

May 8, 2020

Penn Virginia Corporation

Penn Virginia Holding Corp.

16825 Park Ten Place, Suite 500

Houston, TX 77084

Re:	Penn Virginia Corporation and Penn Virginia Holding Corp.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Penn Virginia Corporation, a Virginia corporation (“PVAC”), and Penn Virginia Holding Corp., a Delaware corporation (“PVHC”), and certain of PVAC’s subsidiaries identified in the Registration Statement (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by PVAC, PVHC and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act. Such securities include:

(i) common stock, par value $0.01 per share, of PVAC (the “Common Stock”);

(ii) preferred stock, par value $0.01 per share, of PVAC (the “Preferred Stock”);

(iii) senior debt securities of PVAC (the “PVAC Senior Debt Securities”);

(iv) subordinated debt securities of PVAC (the “PVAC Subordinated Debt Securities” and, together with the PVAC Senior Debt Securities, the “PVAC Debt Securities”);

(v) senior debt securities of PVHC (the “PVHC Senior Debt Securities”);

(vi) subordinated debt securities of PVHC (the “PVHC Subordinated Debt Securities” and, together with the PVHC Senior Debt Securities, the “PVHC Debt Securities,” and the PVHC Debt Securities, together with the PVAC Debt Securities, the “Debt Securities”);

(vii) guarantees of the PVAC Debt Securities (the “PVAC Guarantees”) by one or more of the Subsidiary Guarantors or PVHC;

Beijing • Brussels • Century City • Dallas • Denver • Dubai • Frankfurt • Hong Kong • Houston • London • Los Angels • Munich

New York • Orange County • Palo Alto • Paris • San Francisco • São Paulo • Singapore • Washington, D.C.

Penn Virginia Corporation

Penn Virginia Holding Corp.

May 8, 2020

(viii) guarantees of the PVHC Debt Securities (the “PVHC Guarantees” and, together with the PVAC Guarantees, the “Guarantees”) by one or more of the Subsidiary Guarantors or PVAC;

(ix) subscription rights to purchase the Common Stock or Preferred Stock in one or more series (the “Subscription Rights”); and

(x) warrants for the purchase of the Common Stock (the “Warrants”).

The Common Stock, Preferred Stock, PVAC Debt Securities, PVAC Guarantees, Subscription Rights and Warrants are collectively referred to herein as the “PVAC Securities.” The PVHC Debt Securities and PVHC Guarantees are collectively referred to herein as the “PVHC Securities.” The PVAC Securities and the PVHC Securities are collectively referred to herein as the “Securities.” Penn Virginia Resource Holdings Corp., a Delaware corporation, Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company, Penn Virginia Oil & Gas LP LLC, a Delaware limited liability company, Penn Virginia MC Corporation, a Delaware corporation, Penn Virginia MC Energy L.L.C., a Delaware limited liability company, and Penn Virginia MC Operating Company L.L.C., a Delaware limited liability company, are collectively referred to herein as the “Delaware Guarantors.” Penn Virginia Oil & Gas, L.P., a Texas limited partnership, is referred to herein as the “Texas Guarantor.” At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

Each series of PVAC Senior Debt Securities is to be issued pursuant to an indenture to be entered into between PVAC and the trustee thereunder (the “PVAC Senior Base Indenture”). Each series of PVHC Senior Debt Securities is to be issued pursuant to an indenture to be entered into between PVHC and the trustee thereunder (the “PVHC Senior Base Indenture”). Each series of PVAC Subordinated Debt Securities is to be issued pursuant to an indenture to be entered into between PVAC and the trustee thereunder (the “PVAC Subordinated Base Indenture” and, together with the PVAC Senior Base Indenture, the “PVAC Base Indentures”). Each series of PVHC Subordinated Debt Securities is to be issued pursuant to an indenture to be entered into between PVHC and the trustee thereunder (the “PVHC Subordinated Base Indenture” and, together with the PVHC Senior Base Indenture, the “PVHC Base Indentures”). Each of the PVAC Senior Base Indenture, the PVHC Senior Base Indenture, the PVAC Subordinated Base Indenture and the PVHC Subordinated Base Indenture is to be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

Penn Virginia Corporation

Penn Virginia Holding Corp.

May 8, 2020

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of (i) PVAC’s Second Amended and Restated Articles of Incorporation and Fourth Amended and Restated Bylaws, each as amended to date (the “PVAC Charter Documents”), (ii) PVHC’s Articles of Incorporation and Bylaws, each as amended to date (the “PVHC Charter Documents”), (iii) the certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, limited partnership agreement or other formation documents and agreements, as applicable, of each Subsidiary Guarantor, each as amended to date (the “Guarantor Charter Documents”), (iv) the forms of PVAC Senior Base Indenture, PVHC Senior Base Indenture, PVAC Subordinated Base Indenture and PVHC Subordinated Base Indenture (each in the form to be filed as an exhibit to the Registration Statement) and (v) such other documents, corporate records, certificates of officers of PVAC, PVHC and the Subsidiary Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of PVAC, PVHC, the Subsidiary Guarantors and others.

We have assumed without independent investigation that:

(a) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(b) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(c) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d) at the Relevant Time, the Board of Directors of PVAC or, to the extent permitted by the Virginia Stock Corporation Act of the Commonwealth of Virginia and the PVAC Charter Documents, a duly constituted and acting committee thereof will have taken all necessary corporate action to authorize, and PVAC will have obtained any consents and waivers necessary to permit, the issuance of the PVAC Securities to be issued by PVAC

Penn Virginia Corporation

Penn Virginia Holding Corp.

May 8, 2020

and any other PVAC Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such PVAC Securities and related matters;

(e) at the Relevant Time, the Board of Directors of PVHC or, to the extent permitted by the Delaware General Corporation Law of the State of Delaware and the PVHC Charter Documents, a duly constituted and acting committee thereof will have taken all necessary corporate action to authorize, and PVHC will have obtained any consents and waivers necessary to permit, the issuance of the PVHC Securities to be issued by PVHC, and to authorize the terms of the offering and sale of such PVHC Securities and related matters;

(f) at the Relevant Time, the Board of Directors or other governing body of each Subsidiary Guarantor or, to the extent permitted by applicable law and the Guarantor Charter Documents of such Subsidiary Guarantor, a duly constituted and acting committee thereof will have taken all necessary corporate or other organizational action to authorize the issuance of the PVAC Guarantee or PVHC Guarantee to be issued by such Subsidiary Guarantor, and to authorize the terms of the offering and sale of such PVAC Guarantee or PVHC Guarantee and related matters;

(g) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of PVAC, PVHC and/or each Subsidiary Guarantor and duly executed and delivered by PVAC, PVHC each Subsidiary Guarantor and the other parties thereto;

(h) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion;

(i) in the case of PVAC Debt Securities and PVAC Guarantees, at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the relevant PVAC Base Indenture shall have been duly executed and delivered by PVAC and all other parties thereto and duly qualified under the TIA; and

(j) in the case of PVHC Debt Securities and PVHC Guarantees, at the Relevant Time, the relevant trustee shall have been qualified under the TIA, a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the relevant PVHC Base Indenture shall have been duly executed and delivered by PVHC and all other parties thereto and duly qualified under the TIA.

Penn Virginia Corporation

Penn Virginia Holding Corp.

May 8, 2020

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

PVHC is a Delaware corporation duly formed and validly existing under the laws of the State of Delaware with all necessary corporate power and authority to execute and deliver the applicable PVHC Base Indenture (or other document evidencing the PVHC Debt Securities or PVHC Guarantees) or the PVAC Base Indenture (or other document evidencing the PVAC Guarantees) and to issue and sell the PVHC Debt Securities or PVAC Guarantees.

2.

Each of the Delaware Guarantors is a corporation or limited liability company, as applicable, duly formed and validly existing under the laws of the State of Delaware with all necessary corporate or limited liability company power and authority, as applicable, to authorize the applicable PVAC Base Indenture or PVHC Base Indenture (or other document evidencing the Guarantee to which such Delaware Guarantor is party) and the issuance and sale of such Guarantee.

3.

The Texas Guarantor is a limited partnership duly formed and validly existing under the laws of the State of Texas with all necessary limited partnership power and authority to authorize the applicable PVAC Base Indenture or PVHC Base Indenture (or other document evidencing the Guarantee to which such Texas Guarantor is party) and the issuance and sale of such Guarantee.

4.

The execution, delivery and performance of a PVHC Base Indenture and the issuance of any PVHC Debt Securities with respect to such PVHC Base Indenture by PVHC will be duly authorized by all necessary corporate action of PVHC when: (a) the specific terms of a particular series of PVHC Debt Securities have been duly established in accordance with the terms of such PVHC Base Indenture and authorized by all necessary corporate action of PVHC; and (b) the series of PVHC Debt Securities to which the PVHC Guarantee(s) relate shall have been duly issued by PVHC.

5.

The execution, delivery and performance of a PVAC Base Indenture and the issuance of any PVAC Guarantees with respect to such PVAC Base Indenture by PVHC will be duly authorized by all necessary corporate action of PVHC when: (a) the specific terms of a particular series of PVAC Debt Securities and related PVAC Guarantees have been duly established in accordance with the terms of such PVAC Base

Penn Virginia Corporation

Penn Virginia Holding Corp.

May 8, 2020

Indenture and authorized by all necessary corporate action of PVHC; and (b) the series of PVAC Debt Securities to which the PVAC Guarantee(s) relate shall have been duly issued by PVAC.

6.

The execution, delivery and performance of a PVAC Base Indenture or a PVHC Base Indenture and the issuance of any Guarantee with respect to such PVAC Base Indenture or PVHC Base Indenture by any Delaware Guarantor or the Texas Guarantor will be duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such Delaware Guarantor or the Texas Guarantor when: (a) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of such PVAC Base Indenture or PVHC Base Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such Delaware Guarantor or the Texas Guarantor; and (b) the series of Debt Securities to which the Guarantee(s) relate shall have been duly issued by PVAC or PVHC.

7.	With respect to any PVAC Debt Securities and related PVAC Guarantees, when:

a)

the terms and conditions of such PVAC Debt Securities and PVAC Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant PVAC Base Indenture,

b)

any such supplemental indenture has been duly executed and delivered by PVAC, PVHC, the Subsidiary Guarantors and the relevant trustee (together with the relevant PVAC Base Indenture, the “PVAC Indenture”), and

c)

such Debt Securities have been executed (in the case of certificated PVAC Debt Securities), delivered and authenticated in accordance with the terms of the applicable PVAC Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such PVAC Debt Securities will be legal, valid and binding obligations of PVAC, enforceable against PVAC in accordance with their respective terms, and the PVAC Guarantees will be legal, valid and binding obligations of PVHC, if applicable, and the Subsidiary Guarantors obligated thereon, enforceable against PVHC and such Subsidiary Guarantors in accordance with their respective terms.

8.	With respect to any PVHC Debt Securities and related PVHC Guarantees, when:

Penn Virginia Corporation

Penn Virginia Holding Corp.

May 8, 2020

a)

the terms and conditions of such PVHC Debt Securities and PVHC Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant PVHC Base Indenture,

b)

any such supplemental indenture has been duly executed and delivered by PVHC, PVAC, the Subsidiary Guarantors and the relevant trustee (together with the relevant PVHC Base Indenture, the “PVHC Indenture”), and

c)

such PVHC Debt Securities have been executed (in the case of certificated PVHC Debt Securities), delivered and authenticated in accordance with the terms of the applicable PVHC Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such PVHC Debt Securities will be legal, valid and binding obligations of PVHC, enforceable against PVHC in accordance with their respective terms and the PVHC Guarantees will be legal, valid and binding obligations of PVAC, if applicable, and the Subsidiary Guarantors obligated thereon, enforceable against PVAC and such Subsidiary Guarantors in accordance with their respective terms.

9.	With respect to any Warrants, when:

a)	the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly authorized, executed and delivered by PVAC and each other party thereto,

b)	the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c)

such Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of PVAC, enforceable against PVAC in accordance with their respective terms.

Penn Virginia Corporation

Penn Virginia Holding Corp.

May 8, 2020

10.	With respect to any Subscription Rights, when:

a)

the subscription rights agreement relating to such Subscription Rights (the “Subscription Rights Agreement”), if any, has been duly authorized, executed and delivered by PVAC and each other party thereto,

b)	the terms of the Subscription Rights have been established in accordance with the Subscription Rights Agreement, if any, or the applicable definitive purchase, underwriting or similar agreement,

c)

the terms of any collateral or security arrangements relating to such Subscription Rights have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, and

d)

such Subscription Rights have been duly executed (in the case of certificated Subscription Rights) and delivered in accordance with the Subscription Rights Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Subscription Rights will be legal, valid and binding obligations of PVAC, enforceable against PVAC in accordance with their respective terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the State of New York and the United States of America, (ii) for purposes of paragraphs 1, 4 and 5 above, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, and (iii) for purposes of paragraphs 3 and 5 above, the Texas Business Organizations Code. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law and the Delaware Limited Liability Company Act as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1, 4 and 5 above. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the State of Texas and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

Penn Virginia Corporation

Penn Virginia Holding Corp.

May 8, 2020

B. Various issues concerning Virginia law are addressed in the opinion of Hunton Andrews Kurth LLP, to be filed as Exhibit 5.1 to the Registration Statement. Various issues concerning Oklahoma law are addressed in the opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., to be filed as Exhibit 5.3 to the Registration Statement. We express no opinion herein with respect to the matters covered in such opinions, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

C. The opinions above with respect to any PVAC Base Indenture, any PVHC Base Indenture, the Debt Securities, the Guarantees, the Subscription Rights, any Subscription Rights Agreement, the Warrants and any Warrant Agreement are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

D. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party, (iii) any purported fraudulent transfer “savings” clause, (iv) any waiver of the right to jury trial or (v) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

Penn Virginia Corporation

Penn Virginia Holding Corp.

May 8, 2020

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement, and we further consent to the use of our name under the heading “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Gibson, Dunn & Crutcher LLP